UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2007

AVANTAIR, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51115	1635240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4311 General Howard Drive, Clearwater, Florida 33762

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (727) 539-0071

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2007, the Board of Directors (the “Board”) of Avantair, Inc. (together with its affiliates, the “Company”) approved the Avantair, Inc. Cash Bonus Plan (the “Plan”). The employees of the Company, including its named executive officers other than its Chief Executive Officer and Chief Financial Officer, are entitled to participate in the Plan in accordance with the terms thereof. The Plan is to be administered by the Compensation Committee (the “Compensation Committee”) of the Board, or by such a committee as may be appointed by the Board from time to time, and any designee thereof. The purpose of the Plan is to promote the long-term growth and profitability of the Company by providing its employees with incentives to serve the Company and enabling the Company to attract, retain and reward the best-available people.

Pursuant to the Plan, a bonus pool will be determined by the Compensation Committee for each fiscal year or other bonus period in accordance with a calculation formula that is tied to the cash earnings targets of the Company. The Plan administrator is not obligated to grant 100% of the bonus pool to the Plan participants and any portion of the bonus pool not so granted will revert to the Company. The Plan administrator has full power and authority to determine the eligible persons to whom a bonus will be granted and impose any terms and conditions for such bonus grants. Each bonus so granted will become payable in cash in three equal yearly installments, commencing on the fifteenth day of the third month after the fiscal year end or such other date as determined by the Plan administrator, subject to the grantee’s continued employment with the Company. Any unpaid bonus so granted will be accelerated and become payable upon the grantee’s death or long-term disability or a change of control of the Company as defined in the Plan, but will be forfeited upon the grantee’s termination of employment for any reason other than death. The forfeited amounts will revert to the Company and will not be reallocated to other Plan participants.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS.

99.1	Avantair, Inc. Cash Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVANTAIR, INC.

Date: November 19, 2007	By:	/s/ John Waters
John Waters
Chief Financial Officer
(Authorized Officer and Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Avantair, Inc. Cash Bonus Plan